Exhibit 99.2

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Broadway Federal Bank, FSB	)
Los Angeles, California	)

ORDER TERMINATING THE CONSENT ORDER

WHEREAS, in an effort to protect the depositors, other customers, and shareholders of Broadway Federal Bank, FSB, Los Angeles, California (“Bank”), and to ensure the Bank’s operation in a safe and sound manner and in accordance with all applicable laws, rules and regulations, the Bank, by and through its duly elected and acting Board of Directors, consented to the issuance of a Consent Order (“Order”) dated October 30, 2013 against the Bank by the Comptroller of the Currency of the United States of America (“Comptroller”); and

WHEREAS, the Comptroller believes that the protection of the depositors, other customers, and shareholders of the Bank, as well as the Bank’s safe and sound operation, no longer require the existence of the Order;

NOW, THEREFORE, the Comptroller directs that the Order dated October 30, 2013, be, and hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his authorized representative, has hereunto set his hand.

/s/ Richard S. Dixon, Jr.	11/23/2015
Richard S. Dixon, Jr.	Date
Assistant Deputy Comptroller
Los Angeles Field Office